Exhibit 99.1

Groupon Announces Second Quarter 2013 Results
Board of Directors Appoints Eric Lefkofsky CEO and Ted Leonsis Chairman of the Board
Announces $300 Million Share Repurchase Authorization

•	Gross billings of $1.41 billion

•	Revenue of $608.7 million

•	GAAP operating income of $27.4 million; $59.0 million excluding stock compensation costs

•	GAAP loss per share of $0.01; earnings per share of $0.02 excluding stock compensation costs, and reflecting a $0.01 negative impact from foreign exchange

CHICAGO - (BUSINESS WIRE) - August 7, 2013 - Groupon, Inc. (NASDAQ: GRPN) today announced financial results for the quarter ended June 30, 2013.

"We significantly exceeded our operating income expectations, and delivered our strongest quarter ever in North America, due in part to accelerated billings growth of 30%," said Eric Lefkofsky, CEO of Groupon. “With two quarters on the job, I'm pleased with the progress we've made in such a short time. We continue to gain traction in mobile, with nearly 50% of our North American transactions coming from mobile in June. To date, more than 50 million people have downloaded Groupon apps worldwide.”

Groupon also announced today that its Board of Directors has appointed Eric Lefkofsky as CEO, and Ted Leonsis as Chairman of the Board. “The Board is encouraged by Groupon's performance under Eric's leadership, and we're pleased that he has agreed to lead the company through this important stage of its evolution,” said Ted Leonsis, Chairman of Groupon.

Second Quarter 2013 Summary

Groupon changed its segment disclosures in the second quarter to separately report three segments: North America, EMEA and Rest of World, which provides a better sense of the financial profile of its regions.

Gross billings, which reflect the total dollar value of customer purchases of goods and services, excluding any applicable taxes and net of estimated refunds, increased 10% globally to $1.41 billion in the second quarter 2013, compared with $1.29 billion in the second quarter 2012. North America growth of 30% and EMEA growth of 4% was offset by a 21% decline in Rest of World.

Revenue increased 7% to $608.7 million in the second quarter 2013, compared with $568.3 million in the second quarter 2012. North America revenue growth of 45% was offset by a 24% decline in EMEA and a 26% decline in Rest of World.

Gross profit was $384.7 million in the second quarter 2013, compared with $433.2 million in the second quarter 2012.

Operating income was $27.4 million in the second quarter 2013, compared with $46.5 million in the second quarter 2012. Operating income increased $6.2 million compared with the first quarter 2013.

Operating income excluding stock compensation and acquisition-related costs, net, a non-GAAP financial measure, was $59.0 million in the second quarter 2013, compared with $71.9 million in the second quarter 2012. Operating income excluding stock compensation and acquisition-related costs, net, increased $7.9 million compared with first quarter 2013.

Adjusted EBITDA was $80.5 million in the second quarter 2013, compared with $84.7 million in the second quarter 2012.

Second quarter 2013 net loss attributable to common stockholders was $7.6 million, or $0.01 per share, including stock compensation and acquisition-related costs, net, of $31.6 million, or $21.8 million net of tax. Earnings per share excluding stock compensation and acquisition-related costs, net of tax, a non-GAAP financial measure, was $0.02 per share, including a $0.01 negative impact from foreign exchange.

Operating cash flow for the trailing twelve months ended June 30, 2013 was $159.9 million. Free cash flow, a non-GAAP financial measure, was $29.3 million in the second quarter 2013, bringing free cash flow for the trailing twelve months ended June 30, 2013 to $75.3 million.

At the end of the quarter, Groupon had $1.2 billion in cash and cash equivalents.

Definitions and reconciliations of all non-GAAP financial measures are included below in the section titled “Non-GAAP Financial Measures” and in the accompanying tables.

Second Quarter Operating Highlights

•
Global units: Consolidated units, defined as vouchers and products sold before cancellations and refunds, increased 15% year-over-year to 46 million. North America units increased 45%, EMEA units decreased 3%, and Rest of World units decreased 12%.

•
Active deals: At the end of the second quarter 2013, the number of active deals in North America increased to more than 54,000 on average, compared with nearly 40,000 as reported at the end of the first quarter 2013.

•
Active customers: Active customers, or customers that have purchased a Groupon within the last twelve months, grew 12% year-over-year, to 42.6 million as of June 30, 2013, comprising 19.1 million in North America, 13.9 million in EMEA, and 9.6 million in Rest of World.

•
Customer spend: Second quarter 2013 trailing twelve month billings per average active customer remained unchanged at $138, compared with the first quarter 2013. North America trailing twelve month billings per average active customer increased $5 compared with the first quarter 2013, from $151 to $156.

•
Mobile: In June 2013, nearly 50% of North American transactions were completed on mobile devices, compared with about 30% in June 2012. More than 50 million people have now downloaded Groupon mobile apps worldwide, with more than 7.5 million people downloading them in the second quarter alone.

•
Marketplace: Direct email accounted for less than 40% of North American transactions in the second quarter 2013, providing evidence that the rollout of Groupon's marketplace (”Pull”) continues to gain momentum.

Share Repurchase Authorization
Groupon also announced today that its Board of Directors has authorized a share repurchase program. Under the program, Groupon is authorized to repurchase up to $300 million of its outstanding Class A common stock over the next 24 months. The timing and amount of any share repurchases will be determined based on market conditions, share price and other factors, and the program may be discontinued or suspended at any time. Repurchases will be made in compliance with SEC rules and other legal requirements, and may be made in part under a Rule 10b5-1 plan, which permits stock repurchases when Groupon might otherwise be precluded from doing so. The program is intended to offset the annual dilution from employee stock grants.

Outlook
In the third quarter 2013, Groupon expects seasonality to impact the Local business, as people travel more frequently in the summer months. In addition, the Company anticipates continued investment in marketing initiatives to drive long-term growth. As a result, for the third quarter 2013, the Company expects revenue of between $585 million and $635 million, operating income excluding stock compensation and acquisition-related expenses of between $20 million and $40 million, and EPS excluding stock-compensation and acquisition related expenses, net of tax, of between negative $0.01 and positive $0.01. Stock compensation is expected to be approximately $30 million, or approximately $20 million net of tax. This outlook assumes no acquisitions or investments, or material changes in foreign exchange rates.

Groupon reaffirms its guidance that full year 2013 GAAP operating income will exceed $100 million.

Conference Call
A conference call will be webcast live today at 4:00 p.m. CT / 5:00 p.m. ET, and will be available on Groupon's investor relations website at http://investor.groupon.com. This call will contain forward-looking statements and other material information regarding the Company's financial and operating results.

Non-GAAP Financial Measures
In addition to financial results reported in accordance with U.S. generally accepted accounting principles (U.S. GAAP), we have provided the following non-GAAP financial measures in this release and the accompanying tables: foreign exchange rate neutral operating results, operating income (loss) excluding stock-based compensation and acquisition-related expense (benefit), net, Adjusted EBITDA, earnings per share excluding stock-based compensation and acquisition-related expense (benefit), net, and free cash flow. These non-GAAP financial measures are presented to aid investors in better understanding Groupon's performance and to facilitate comparisons to many of our peers who present similar measures. However, these measures are not intended to be a substitute for those reported in accordance with U.S. GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures. For reconciliations of these measures to the most applicable financial measures under U.S. GAAP, see “Non-GAAP Reconciliation Schedules" and "Supplemental Financial Information and Business Metrics" included in the tables accompanying this release.

We exclude the following items from one or more of our non-GAAP financial measures:

Stock-based compensation. We exclude stock-based compensation because it is primarily non-cash in nature and we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and liquidity.

Acquisition-related expense (benefit), net. Acquisition-related expense (benefit), net represents the change in the fair value of contingent consideration arrangements related to business combinations. The composition of our contingent consideration arrangements and the impact of those arrangements on our operating results vary over time based on a number of factors, including the terms of our business combinations and the timing of those transactions. We exclude acquisition-related expense (benefit), net because we believe that non-GAAP financial measures excluding this item provide meaningful supplemental information about our operating performance and facilitate comparisons to our historical operating results.

Depreciation and amortization. We exclude depreciation and amortization because it is non-cash in nature and we believe that non-GAAP financial measures excluding these items provide meaningful supplemental information about our operating performance and liquidity.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Foreign exchange rate neutral operating results show our current period operating results as if foreign currency exchange rates had remained the same as those in effect in the comparable period.

Operating income (loss) excluding stock-based compensation and acquisition-related expense (benefit), net is a non-GAAP financial measure that comprises the consolidated total of the segment operating income (loss) of our three segments, North America, EMEA, and Rest of World. We use consolidated operating income (loss) excluding stock-based compensation and acquisition-related expense (benefit), net to allocate resources and evaluate performance internally.
Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) excluding income taxes, interest and other non-operating items, depreciation and amortization, stock-based compensation, and acquisition-related expense (benefit), net. Adjusted EBITDA is similar to Operating income (loss) excluding stock-based compensation and acquisition-related expense (benefit), net, except Adjusted EBITDA also excludes depreciation and amortization. Our definition of Adjusted EBITDA may differ from similar measures used by other companies, even when similar terms are used to identify such measures. We believe that Adjusted EBITDA is a meaningful measure for evaluating our operating performance and liquidity.
Earnings per share excluding stock-based compensation and acquisition-related expense (benefit), net is a non-GAAP financial measure that adjusts our earnings (loss) per share to exclude the impact of stock-based compensation expense, acquisition-related expense (benefit), net and the income tax effect of those items. We believe that this non-GAAP financial measure provides meaningful supplemental information for evaluating our operating performance.
Free cash flow is a non-GAAP financial measure that comprises net cash provided by operating activities less purchases of property and equipment and capitalized software. We use free cash flow, and ratios based on it, to conduct and evaluate our business because, although it is similar to cash flow from operations, we believe that it typically represents a more useful measure of cash flows because purchases of fixed assets, software developed for internal use and website development costs are necessary components of our ongoing operations. Free cash flow is not intended to represent the total increase or decrease in Groupon's cash balance for the applicable period.

Note on Forward-Looking Statements
The statements contained in this release that refer to plans and expectations for the next quarter or the future are forward-looking statements that involve a number of risks and uncertainties, and actual results could differ materially from those discussed. The risks and uncertainties that could cause our results to differ materially from those included in the forward-looking statements include, but are not limited to, volatility in our revenue and operating results; risks related to our business strategy; responding to changes in the market; effectively dealing with challenges arising from our international operations; retaining existing customers and adding new customers; retaining existing merchant partners and adding new merchant partners; incurring expenses as we expand our business; competing against competitors with more financial resources than us; maintaining favorable terms with our business partners; maintaining a strong brand; managing inventory and order fulfillment; integrating our technology platforms; managing refund risks; retaining our executive team; litigation; regulations, including the CARD Act and regulation of the Internet;

tax liabilities; tax legislation; maintaining our information technology infrastructure; security breaches; protecting our intellectual property; handling acquisitions, joint ventures and strategic investments effectively; seasonality; payment-related risks; customer and merchant partner fraud; global economic uncertainty; compliance with rules and regulations associated with being a public company; and our ability to raise capital if necessary. We urge you to refer to the factors included under the headings “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations web site at http://investor.groupon.com or the SEC's web site at www.sec.gov. Groupon's actual results could differ materially from those predicted or implied and reported results should not be considered an indication of future performance.

You should not rely upon forward-looking statements as predictions of future events. Although Groupon believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither the company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements reflect Groupon's expectations as of August 7, 2013. Groupon undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

Groupon encourages investors to use its investor relations website as a way of easily finding information about the company. Groupon promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information (including Groupon's Global Code of Conduct), and select press releases and social media postings.

About Groupon
Groupon (NASDAQ: GRPN) is a global leader in local commerce, making it easy for people around the world to search and discover great businesses at unbeatable prices. Groupon is reinventing the traditional small business world by providing merchants with a suite of products and services, including customizable deals, payments processing capabilities and point-of-sale solutions to help them attract more customers and run their operations more effectively. By leveraging the company's global relationships and scale, Groupon offers consumers incredible deals on the best stuff to eat, see, do, and buy in 48 countries. With Groupon, shoppers discover the best a city has to offer with Groupon Local, enjoy vacations with GrouponGetaways, and find a curated selection of electronics, fashion, home furnishings and more with Groupon Goods. To subscribe to Groupon emails, visit www.Groupon.com. To learn more about the company's merchant solutions and how to work with Groupon, visit www.GrouponWorks.com.

Contacts:
Investor Relations	Public Relations
Genny Konz	Paul Taaffe
312-999-3098	312-999-3964
ir@groupon.com

Groupon, Inc.
Summary Consolidated and Segment Results
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,				Y/Y % Growth excluding FX(2)	Six Months Ended June 30,				Y/Y % Growth excluding FX(2)
	2013	2012	Y/Y % Growth	FX Effect(2)		2013	2012	Y/Y % Growth	FX Effect(2)
Gross Billings(1):
North America	$712,205	$548,275	29.9%	$(130)	29.9%	$1,393,524	$1,101,832	26.5%	$(201)	26.5%
EMEA	482,250	462,379	4.3%	3,019	3.6%	974,568	999,940	(2.5)%	4,584	(3.0)%
Rest of World	219,351	276,022	(20.5)%	(12,497)	(16.0)%	453,483	539,704	(16.0)%	(25,869)	(11.2)%
Consolidated gross billings	$1,413,806	$1,286,676	9.9%	$(9,608)	10.6%	$2,821,575	$2,641,476	6.8%	$(21,486)	7.6%

Revenue:
North America	$377,182	$260,181	45.0%	$(42)	45.0%	$716,736	$498,746	43.7%	$(74)	43.7%
EMEA	159,962	211,555	(24.4)%	981	(24.9)%	343,760	441,911	(22.2)%	1,661	(22.6)%
Rest of World	71,603	96,599	(25.9)%	(4,364)	(21.4)%	149,653	186,961	(20.0)%	(9,237)	(15.0)%
Consolidated revenue	$608,747	$568,335	7.1%	$(3,425)	7.7%	$1,210,149	$1,127,618	7.3%	$(7,650)	8.0%

Income from operations	$27,412	$46,485	(41.0)%	$(2,971)	(34.6)%	$48,590	$86,124	(43.6)%	$(1,352)	(42.0)%

Net (loss) income attributable to common stockholders	$(7,574)	$28,386				$(11,566)	$16,691

Net (loss) earnings per share:
Basic	$(0.01)	$0.04				$(0.02)	$0.03
Diluted	$(0.01)	$0.04				$(0.02)	$0.03

Weighted average basic shares outstanding	662,361,436	647,149,537				660,580,927	645,073,582
Weighted average diluted shares outstanding	662,361,436	663,122,709				660,580,927	663,230,558

(1)	Represents the total dollar value of customer purchases of goods and services, excluding any applicable taxes and net of estimated refunds. Includes direct billings and third party and other billings.

(2)
Represents the change in financial measures that would have resulted had average exchange rates in the reporting period been the same as those in effect during the three and six months ended June 30, 2012.

Groupon, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Operating activities
Net (loss) income	$(5,551)	$33,549	$(8,793)	$29,956
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	21,468	12,810	42,168	24,526
Stock-based compensation	32,446	27,084	62,353	55,087
Deferred income taxes	(308)	13,873	(566)	12,997
Excess tax benefits on stock-based compensation	(2,936)	(18,869)	(3,768)	(21,750)
Loss on equity method investments	14	3,428	33	8,556
Acquisition-related benefit, net	(815)	(1,635)	(747)	(1,687)
Gain on E-Commerce transaction	—	(56,032)	—	(56,032)
Change in assets and liabilities, net of acquisitions:
Restricted cash	744	(1,471)	3,267	(2,828)
Accounts receivable	4,743	19,963	(2,941)	8,085
Prepaid expenses and other current assets	3,465	(17,624)	15,992	(21,745)
Accounts payable	(3,225)	20,089	(22,831)	18,268
Accrued merchant and supplier payables	1,442	(13,979)	(37,975)	32,021
Accrued expenses and other current liabilities	(20,539)	49,657	(7,237)	63,077
Other, net	12,354	4,472	13,107	10,498
Net cash provided by operating activities	43,302	75,315	52,062	159,029

Net cash used in investing activities	(15,862)	(60,153)	(46,541)	(106,597)

Net cash (used in) provided by financing activities	(7,941)	24,158	(17,283)	15,883

Effect of exchange rate changes on cash and cash equivalents	(3,138)	(14,511)	(15,516)	(5,452)
Net increase (decrease) in cash and cash equivalents	16,361	24,809	(27,278)	62,863
Cash and cash equivalents, beginning of period	1,165,650	1,160,989	1,209,289	1,122,935
Cash and cash equivalents, end of period	$1,182,011	$1,185,798	$1,182,011	$1,185,798

Groupon, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue:
Third party and other	$418,871	$502,985	$857,979	$1,043,038
Direct	189,876	65,350	352,170	84,580
Total revenue	608,747	568,335	1,210,149	1,127,618
Cost of revenue:
Third party and other	55,507	77,032	125,523	179,661
Direct	168,546	58,152	320,923	75,021
Total cost of revenue	224,053	135,184	446,446	254,682
Gross profit	384,694	433,151	763,703	872,936
Operating expenses:
Marketing	55,497	88,407	105,054	205,022
Selling, general and administrative	302,600	299,894	610,806	583,477
Acquisition-related benefit, net	(815)	(1,635)	(747)	(1,687)
Total operating expenses	357,282	386,666	715,113	786,812
Income from operations	27,412	46,485	48,590	86,124
Loss on equity method investments	(14)	(3,428)	(33)	(8,556)
Other (expense) income, net	(5,565)	57,367	(10,629)	53,828
Income before provision for income taxes	21,833	100,424	37,928	131,396
Provision for income taxes	27,384	66,875	46,721	101,440
Net (loss) income	(5,551)	33,549	(8,793)	29,956
Net income attributable to noncontrolling interests	(2,023)	(1,220)	(2,773)	(2,100)
Net (loss) income attributable to Groupon, Inc.	(7,574)	32,329	(11,566)	27,856
Adjustment of redeemable noncontrolling interests to redemption value	—	(3,943)	—	(11,165)
Net (loss) income attributable to common stockholders	$(7,574)	$28,386	$(11,566)	$16,691

Net (loss) earnings per share
Basic	$(0.01)	$0.04	$(0.02)	$0.03
Diluted	$(0.01)	$0.04	$(0.02)	$0.03

Weighted average number of shares outstanding
Basic	662,361,436	647,149,537	660,580,927	645,073,582
Diluted	662,361,436	663,122,709	660,580,927	663,230,558

Groupon, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	June 30, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,182,011	$1,209,289
Accounts receivable, net	96,808	96,713
Deferred income taxes	30,636	31,211
Prepaid expenses and other current assets	127,496	150,573
Total current assets	1,436,951	1,487,786
Property, equipment and software, net of accumulated depreciation and amortization of $75,210 and $46,236, respectively	125,860	121,072
Goodwill	206,683	206,684
Intangible assets, net	33,186	42,597
Investments	97,321	84,209
Deferred income taxes, non-current	28,837	29,916
Other non-current assets	47,830	59,210
Total Assets	$1,976,668	$2,031,474
Liabilities and Equity
Current liabilities:
Accounts payable	$35,499	$59,865
Accrued merchant and supplier payables	616,605	671,305
Accrued expenses	226,846	246,924
Deferred income taxes	51,191	53,700
Other current liabilities	134,805	136,647
Total current liabilities	1,064,946	1,168,441
Deferred income taxes, non-current	20,387	20,860
Other non-current liabilities	100,907	100,072
Total Liabilities	1,186,240	1,289,373
Commitments and contingencies
Stockholders' Equity
Class A common stock, par value $0.0001 per share, 2,000,000,000 shares authorized, 661,630,188 and 654,523,706 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	66	65
Class B common stock, par value $0.0001 per share, 10,000,000 shares authorized, 2,399,976 shares issued and outstanding at June 30, 2013 and December 31, 2012	—	—
Common stock, par value $0.0001 per share, 2,010,000,000 shares authorized, no shares issued and outstanding at June 30, 2013 and December 31, 2012	—	—
Additional paid-in capital	1,532,699	1,485,006
Accumulated deficit	(765,043)	(753,477)
Accumulated other comprehensive income	24,774	12,446
Total Groupon, Inc. Stockholders' Equity	792,496	744,040
Noncontrolling interests	(2,068)	(1,939)
Total Equity	790,428	742,101
Total Liabilities and Equity	$1,976,668	$2,031,474

Groupon, Inc.
Segment Information
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
North America
Gross billings (1)	$712,205	$548,275	$1,393,524	$1,101,832
Revenue	$377,182	$260,181	$716,736	$498,746
Segment cost of revenue and operating expenses (2)	328,674	216,752	626,862	415,145
Segment operating income (2)	$48,508	$43,429	$89,874	$83,601
Segment operating income as a percent of segment revenue	12.9%	16.7%	12.5%	16.8%

EMEA
Gross billings (1)	$482,250	$462,379	$974,568	$999,940
Revenue	$159,962	$211,555	$343,760	$441,911
Segment cost of revenue and operating expenses (2)	135,254	179,761	284,876	373,789
Segment operating income (2)	$24,708	$31,794	$58,884	$68,122
Segment operating income as a percent of segment revenue	15.4%	15.0%	17.1%	15.4%

Rest of World
Gross billings (1)	$219,351	$276,022	$453,483	$539,704
Revenue	$71,603	$96,599	$149,653	$186,961
Segment cost of revenue and operating expenses (2)	85,776	99,888	188,215	199,160
Segment operating loss (2)	$(14,173)	$(3,289)	$(38,562)	$(12,199)
Segment operating loss as a percent of segment revenue	(19.8)%	(3.4)%	(25.8)%	(6.5)%

Consolidated
Gross billings (1)	$1,413,806	$1,286,676	$2,821,575	$2,641,476
Revenue	$608,747	$568,335	$1,210,149	$1,127,618
Segment cost of revenue and operating expenses (2)	549,704	496,401	1,099,953	988,094
Segment operating income (2)	$59,043	$71,934	$110,196	$139,524
Segment operating income as a percent of segment revenue	9.7%	12.7%	9.1%	12.4%

Stock-based compensation	32,446	27,084	62,353	55,087
Acquisition-related benefit, net	(815)	(1,635)	(747)	(1,687)
Income from operations	27,412	46,485	48,590	86,124
Loss on equity method investments	14	3,428	33	8,556
Other expense (income), net	5,565	(57,367)	10,629	(53,828)
Income before provision for income taxes	21,833	100,424	37,928	131,396
Provision for income taxes	27,384	66,875	46,721	101,440
Net (loss) income	$(5,551)	$33,549	$(8,793)	$29,956

(1)	Represents the total dollar value of customer purchases of goods and services, excluding any applicable taxes and net of estimated refunds. Includes direct billings and third party and other billings.

(2)	Segment cost of revenue and operating expenses and segment operating income (loss) exclude stock-based compensation and acquisition-related benefit, net.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

The following are reconciliations of diluted earnings per share excluding stock-based compensation and acquisition-related benefit, net and foreign exchange rate neutral operating results to the most comparable U.S. GAAP financial measures. See "Supplemental Financial Information and Business Metrics" for reconciliations of Adjusted EBITDA, operating income, excluding stock-based compensation and acquisition-related benefit, net and free cash flow to the most comparable U.S. GAAP financial measures.

The following is a reconciliation of diluted net loss per share to diluted earnings per share excluding stock-based compensation and acquisition-related benefit, net for the three and six months ended June 30, 2013:

	Three Months Ended June 30, 2013	Six Months Ended June 30, 2013
Net loss attributable to common stockholders	$(7,574)	$(11,566)
Stock-based compensation	32,446	62,353
Acquisition-related benefit, net	(815)	(747)
Income tax effect of adjustments	(9,797)	(18,910)
Net income attributable to common stockholders excluding stock-based compensation and acquisition-related benefit, net	$14,260	$31,130

Diluted shares	662,361,436	660,580,927
Incremental diluted shares (1)	14,644,615	13,410,174
Adjusted diluted shares	677,006,051	673,991,101

Diluted net loss per share	$(0.01)	$(0.02)
Impact of stock-based compensation and acquisition-related benefit, net and the related income tax effects	0.03	0.07
Diluted earnings per share excluding stock-based compensation and acquisition-related benefit, net	$0.02	$0.05

(1)
Outstanding equity awards are not reflected in the diluted net loss per share calculation for the three and six months ended June 30, 2013 because the effect would be antidilutive. However, those awards have been reflected in the calculation of diluted earnings per share excluding stock-based compensation and acquisition-related benefit, net for the three and six months ended June 30, 2013 because they have a dilutive effect on that calculation.

Groupon, Inc.
Non-GAAP Reconciliation Schedules
(in thousands, except share and per share amounts)
(unaudited)

The following are reconciliations of foreign exchange rate neutral operating results to the most comparable U.S. GAAP financial measures, "Gross Billings," "Revenue" and "Income from operations," for the three and six months ended June 30, 2013.

The effect on the Company’s gross billings, revenue and income from operations from changes in exchange rates versus the U.S. Dollar for the three months ended June 30, 2013 was as follows:

	Three Months Ended June 30, 2013			Three Months Ended June 30, 2013
	At Avg. Q2 2012 Rates(1)	Exchange Rate Effect(2)	As Reported	At Avg. Q1 2013 Rates(3)	Exchange Rate Effect(2)	As Reported
Gross billings	$1,423,414	$(9,608)	$1,413,806	$1,427,060	$(13,254)	$1,413,806
Revenue	$612,172	$(3,425)	$608,747	$613,123	$(4,376)	$608,747
Income from operations	$30,383	$(2,971)	$27,412	$30,817	$(3,405)	$27,412

The effect on the Company’s gross billings, revenue and income from operations from changes in exchange rates versus the U.S. Dollar for the six months ended June 30, 2013 was as follows:

	Six Months Ended June 30, 2013			Six Months Ended June 30, 2013
	At Avg. Q2 2012 YTD Rates(1)	Exchange Rate Effect(2)	As Reported	At Avg. Q4'12 - Q1'13 Rates(3)	Exchange Rate Effect(2)	As Reported
Gross billings	$2,843,061	$(21,486)	$2,821,575	$2,836,022	$(14,447)	$2,821,575
Revenue	$1,217,799	$(7,650)	$1,210,149	$1,214,833	$(4,684)	$1,210,149
Income from operations	$49,942	$(1,352)	$48,590	$52,189	$(3,599)	$48,590

(1)
Represents the financial statement balances that would have resulted had average exchange rates in the reported period been the same as those in effect during the three and six months ended June 30, 2012.

(2)	Represents the increase or decrease in reported amounts resulting from changes in exchange rates from those in effect in the comparable period.

(3)
Represents the financial statement balances that would have resulted had average exchange rates in the reported period been the same as those in effect during the three and six months ended March 31, 2013.

Groupon, Inc.
Supplemental Financial Information and Business Metrics (14)
(financial data in thousands, except per share data; active customers in millions)
(unaudited)

	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013
Segments
North America Segment:
Gross Billings (1):
Local(2) Gross Billings:
Third Party	$412,348	$349,293	$430,255	$450,140	$449,770
Direct	288	6,450	—	—	693
Total Local Gross Billings	$412,636	$355,743	$430,255	$450,140	$450,463
Goods Gross Billings:
Third Party	$40,173	$25,508	$31,270	$17,294	$15,501
Direct	52,773	126,608	209,575	148,065	181,377
Total Goods Gross Billings	$92,946	$152,116	$240,845	$165,359	$196,878
Travel and Other Gross Billings:
Third Party and Other	$42,693	$44,510	$47,852	$65,820	$64,864
Direct	—	—	—	—	—
Total Travel and Other Gross Billings	$42,693	$44,510	$47,852	$65,820	$64,864
Total Gross Billings:
Third Party and Other	$495,214	$419,311	$509,377	$533,254	$530,135
Direct	53,061	133,058	209,575	148,065	182,070
Total Gross Billings	$548,275	$552,369	$718,952	$681,319	$712,205
Year-over-year growth	48%	38%	51%	23%	30%
% of Consolidated Gross Billings	43%	45%	47%	48%	50%
Gross Billings Trailing Twelve Months (TTM)	$1,978,617	$2,130,008	$2,373,153	$2,500,915	$2,664,845

Revenue (3):
Local Revenue:
Third Party	$184,189	$134,993	$142,454	$171,593	$174,117
Direct	288	6,450	—	—	693
Total Local Revenue	$184,477	$141,443	$142,454	$171,593	$174,810
Goods Revenue:
Third Party	$10,387	$13,064	$11,877	$3,144	$4,651
Direct	52,774	126,608	209,575	148,065	181,377
Total Goods Revenue	$63,161	$139,672	$221,452	$151,209	$186,028
Travel and Other Revenue:
Third Party and Other	$12,543	$10,488	$11,445	$16,752	$16,344
Direct	—	—	—	—	—
Total Travel and Other Revenue	$12,543	$10,488	$11,445	$16,752	$16,344
Total Revenue:
Third Party and Other Revenue	$207,119	$158,545	$165,776	$191,489	$195,112
Direct Revenue	53,062	133,058	209,575	148,065	182,070
Total Revenue	$260,181	$291,603	$375,351	$339,554	$377,182
Year-over-year growth	66%	81%	109%	42%	45%
% of Consolidated Revenue	46%	51%	59%	56%	62%
Revenue TTM	$839,909	$969,987	$1,165,700	$1,266,689	$1,383,690

Cost of Revenue (4):
Local Cost of Revenue:
Third Party	$35,710	$13,176	$23,203	$25,915	$19,818
Direct	234	5,231	—	—	636
Total Local Cost of Revenue	$35,944	$18,407	$23,203	$25,915	$20,454
Goods Cost of Revenue:
Third Party	$2,014	$1,275	$1,935	$475	$522
Direct	45,925	110,329	196,789	138,278	158,529
Total Goods Cost of Revenue	$47,939	$111,604	$198,724	$138,753	$159,051
Travel and Other Cost of Revenue:
Third Party and Other	$2,431	$1,024	$1,864	$2,530	$3,091
Direct	—	—	—	—	—
Total Travel and Other Cost of Revenue	$2,431	$1,024	$1,864	$2,530	$3,091

	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013
Total Cost of Revenue:
Third Party and Other Cost of Revenue	$40,155	$15,475	$27,002	$28,920	$23,431
Direct Cost of Revenue	46,159	115,560	196,789	138,278	159,165
Total Cost of Revenue	$86,314	$131,035	$223,791	$167,198	$182,596
% of North America Total Revenue	33%	45%	60%	49%	48%

Gross Profit:
Local Gross Profit:
Third Party	$148,479	$121,817	$119,251	$145,678	$154,299
Direct	54	1,219	—	—	57
Total Local Gross Profit	$148,533	$123,036	$119,251	$145,678	$154,356
% of North America Total Local Revenue	80.5%	87.0%	83.7%	84.9%	88.3%
% of North America Total Local Gross Billings	36.0%	34.6%	27.7%	32.4%	34.3%
Goods Gross Profit
Third Party	$8,373	$11,789	$9,942	$2,669	$4,129
Direct	6,849	16,279	12,786	9,787	22,848
Total Goods Gross Profit	$15,222	$28,068	$22,728	$12,456	$26,977
% of North America Total Goods Revenue	24.1%	20.1%	10.3%	8.2%	14.5%
% of North America Total Goods Gross Billings	16.4%	18.5%	9.4%	7.5%	13.7%
Travel and Other Gross Profit:
Third Party and Other	$10,112	$9,464	$9,581	$14,222	$13,253
Direct	—	—	—	—	—
Total Travel and Other Gross Profit	$10,112	$9,464	$9,581	$14,222	$13,253
% of North America Total Travel and Other Revenue	80.6%	90.2%	83.7%	84.9%	81.1%
% of North America Total Travel and Other Gross Billings	23.7%	21.3%	20.0%	21.6%	20.4%
Total Gross Profit:
Third Party and Other	$166,964	$143,070	$138,774	$162,569	$171,681
Direct	6,903	17,498	12,786	9,787	22,905
Total Gross Profit	$173,867	$160,568	$151,560	$172,356	$194,586
% of North America Total Revenue	66.8%	55.1%	40.4%	50.8%	51.6%
% of North America Total Gross Billings	31.7%	29.1%	21.1%	25.3%	27.3%

Operating Income Excl Stock-Based Compensation (SBC), Acquisition-Related (Benefit) Expense, net	$43,429	$39,093	$17,032	$41,366	$48,508
Year-over-year growth	N/A	108%	(7)%	3%	12%
% of Consolidated Operating Income Excl SBC, Acq-Related	60%	77%	124%	81%	82%
Operating Margin Excl SBC, Acq-Related (% of North America Total revenue)	16.7%	13.4%	4.5%	12.2%	12.9%
Year-over-year growth (bps)	2,337	170	(570)	(460)	(380)
Operating Income TTM Excl SBC, Acq-Related	$120,676	$140,933	$139,726	$140,920	$145,999
Operating Margin TTM Excl SBC, Acq-Related (% of North America Total TTM revenue)	14.4%	14.5%	12.0%	11.1%	10.6%
Year-over-year growth (bps)	2,601	2,100	1,120	200	(380)

EMEA Segment:
Gross Billings
Local Gross Billings:
Third Party	$270,954	$182,983	$239,944	$259,423	$241,108
Direct	—	—	—	—	—
Total Local Gross Billings	$270,954	$182,983	$239,944	$259,423	$241,108
Goods Gross Billings:
Third Party	$113,254	$136,960	$195,582	$141,742	$165,413
Direct	10,589	9,880	9,020	7,451	2,181
Total Goods Gross Billings	$123,843	$146,840	$204,602	$149,193	$167,594
Travel and Other Gross Billings:
Third Party and Other	$67,582	$66,264	$87,935	$83,702	$73,548
Direct	—	—	—	—	—
Total Travel and Other Gross Billings	$67,582	$66,264	$87,935	$83,702	$73,548
Total Gross Billings:
Third Party and Other	$451,790	$386,207	$523,461	$484,867	$480,069
Direct	10,589	9,880	9,020	7,451	2,181
Total Gross Billings	$462,379	$396,087	$532,481	$492,318	$482,250
Year-over-year growth	27%	(21)%	2%	(8)%	4%
Year-over-year growth, excluding FX (5)	41%	(13)%	4%	(9)%	4%
% of Consolidated Gross Billings	36%	33%	35%	35%	34%
Gross Billings TTM	$2,026,403	$1,920,215	$1,928,507	$1,883,265	$1,903,136

	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013
Revenue:
Local Revenue:
Third Party	$134,069	$109,552	$98,668	$110,715	$109,481
Direct	—	—	—	—	—
Total Local Revenue	$134,069	$109,552	$98,668	$110,715	$109,481
Goods Revenue:
Third Party	$46,092	$49,649	$49,173	$45,875	$32,938
Direct	10,589	9,880	9,020	7,451	2,181
Total Goods Revenue	$56,681	$59,529	$58,193	$53,326	$35,119
Travel and Other Revenue:
Third Party and Other	$20,805	$18,206	$19,417	$19,757	$15,362
Direct	—	—	—	—	—
Total Travel and Other Revenue	$20,805	$18,206	$19,417	$19,757	$15,362
Total Revenue:
Third Party and Other Revenue	$200,966	$177,407	$167,258	$176,347	$157,781
Direct Revenue	10,589	9,880	9,020	7,451	2,181
Total Revenue	$211,555	$187,287	$176,278	$183,798	$159,962
Year-over-year growth	27%	(4)%	(27)%	(20)%	(24)%
Year-over-year growth, excluding FX (5)	41%	6%	(25)%	(20)%	(25)%
% of Consolidated Revenue	37%	33%	28%	31%	26%
Revenue TTM	$876,202	$869,268	$805,476	$758,918	$707,325

Cost of Revenue:
Local Cost of Revenue:
Third Party	$11,668	$10,416	$10,622	$14,192	$10,898
Direct	—	—	—	—	—
Total Local Cost of Revenue	$11,668	$10,416	$10,622	$14,192	$10,898
Goods Cost of Revenue:
Third Party	$4,012	$4,721	$5,294	$5,880	$4,705
Direct	10,594	7,845	14,550	7,472	3,306
Total Goods Cost of Revenue	$14,606	$12,566	$19,844	$13,352	$8,011
Travel and Other Cost of Revenue:
Third Party and Other	$1,810	$1,731	$2,090	$2,533	$1,522
Direct	—	—	—	—	—
Total Travel and Other Cost of Revenue	$1,810	$1,731	$2,090	$2,533	$1,522
Total Cost of Revenue:
Third Party and Other Cost of Revenue	$17,490	$16,868	$18,006	$22,605	$17,125
Direct Cost of Revenue	10,594	7,845	14,550	7,472	3,306
Total Cost of Revenue	$28,084	$24,713	$32,556	$30,077	$20,431
% of EMEA Total Revenue	13%	13%	18%	16%	13%

Gross Profit:
Local Gross Profit:
Third Party	$122,401	$99,136	$88,046	$96,523	$98,583
Direct	—	—	—	—	—
Total Local Gross Profit	$122,401	$99,136	$88,046	$96,523	$98,583
% of EMEA Total Local Revenue	91.3%	90.5%	89.2%	87.2%	90.0%
% of EMEA Total Local Gross Billings	45.2%	54.2%	36.7%	37.2%	40.9%
Goods Gross Profit
Third Party	$42,080	$44,928	$43,879	$39,995	$28,233
Direct	(5)	2,035	(5,530)	(21)	(1,125)
Total Goods Gross Profit	$42,075	$46,963	$38,349	$39,974	$27,108
% of EMEA Total Goods Revenue	74.2%	78.9%	65.9%	75.0%	77.2%
% of EMEA Total Goods Gross Billings	34.0%	32.0%	18.7%	26.8%	16.2%
Travel and Other Gross Profit:
Third Party and Other	$18,995	$16,475	$17,327	$17,224	$13,840
Direct	—	—	—	—	—
Total Travel and Other Gross Profit	$18,995	$16,475	$17,327	$17,224	$13,840
% of EMEA Total Travel and Other Revenue	91.3%	90.5%	89.2%	87.2%	90.1%
% of EMEA Total Travel and Other Gross Billings	28.1%	24.9%	19.7%	20.6%	18.8%
Total Gross Profit:
Third Party and Other	$183,476	$160,539	$149,252	$153,742	$140,656
Direct	(5)	2,035	(5,530)	(21)	(1,125)
Total Gross Profit	$183,471	$162,574	$143,722	$153,721	$139,531
% of EMEA Total Revenue	86.7%	86.8%	81.5%	83.6%	87.2%
% of EMEA Total Gross Billings	39.7%	41.0%	27.0%	31.2%	28.9%

	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013

Operating Income Excl SBC, Acq-Related	$31,794	$29,107	$8,776	$34,176	$24,708
Year-over-year growth	110%	14	(77)%	(6)%	(22)%
% of Consolidated Operating Income Excl SBC, Acq-Related	44%	58%	64%	67%	42%
Operating Margin Excl SBC, Acq-Related (% of EMEA Total revenue)	15.0%	15.5%	5.0%	18.6%	15.4%
Year-over-year growth (bps)	592	237	(1,073)	282	40
Operating Income TTM Excl SBC, Acq-Related	$131,426	$134,945	$106,005	$103,853	$96,767
Operating Margin TTM Excl SBC, Acq-Related (% of EMEA Total TTM revenue)	15.0%	15.5%	13.2%	13.7%	13.7%
Year-over-year growth (bps) (7)	N/A	N/A	N/A	(13)	(132)

Rest of World Segment:
Gross Billings
Local Gross Billings:
Third Party	$152,359	$145,061	$128,954	$119,990	$114,630
Direct	—	—	—	—	—
Total Local Gross Billings	$152,359	$145,061	$128,954	$119,990	$114,630
Goods Gross Billings:
Third Party	$73,645	$74,504	$89,475	$70,994	$66,774
Direct	1,699	2,050	6,581	6,778	5,625
Total Goods Gross Billings	$75,344	$76,554	$96,056	$77,772	$72,399
Travel and Other Gross Billings:
Third Party and Other	$48,319	$48,185	$44,009	$36,370	$32,322
Direct	—	—	—	—	—
Total Travel and Other Gross Billings	$48,319	$48,185	$44,009	$36,370	$32,322
Total Gross Billings:
Third Party and Other	$274,323	$267,750	$262,438	$227,354	$213,726
Direct	1,699	2,050	6,581	6,778	5,625
Total Gross Billings	$276,022	$269,800	$269,019	$234,132	$219,351
Year-over-year growth	41%	6%	17%	(11)%	(21)%
Year-over-year growth, excluding FX (5)	53%	15%	20%	(6)%	(16)%
% of Consolidated Gross Billings	21%	22%	18%	17%	16%
Gross Billings TTM	$1,024,534	$1,040,377	$1,078,524	$1,048,973	$992,302

Revenue:
Local Revenue:
Third Party	$59,792	$54,632	$46,166	$45,085	$43,323
Direct	—	—	—	—	—
Total Local Revenue	$59,792	$54,632	$46,166	$45,085	$43,323
Goods Revenue:
Third Party	$21,772	$21,661	$25,529	$18,062	$14,985
Direct	1,699	2,050	6,580	6,778	5,625
Total Goods Revenue	$23,471	$23,711	$32,109	$24,840	$20,610
Travel and Other Revenue:
Third Party and Other	$13,336	$11,319	$8,398	$8,125	$7,670
Direct	—	—	—	—	—
Total Travel and Other Revenue	$13,336	$11,319	$8,398	$8,125	$7,670
Total Revenue:
Third Party and Other Revenue	$94,900	$87,612	$80,093	$71,272	$65,978
Direct Revenue	1,699	2,050	6,580	6,778	5,625
Total Revenue	$96,599	$89,662	$86,673	$78,050	$71,603
Year-over-year growth	40%	20%	20%	(14)%	(26)%
Year-over-year growth, excluding FX	52%	30%	23%	(8)%	(21)%
% of Consolidated Revenue	17%	16%	14%	13%	12%
Revenue TTM	$333,832	$349,079	$363,296	$350,984	$325,988

Cost of Revenue:
Local Cost of Revenue:
Third Party	$12,494	$13,313	$9,801	$5,923	$7,962
Direct	—	—	—	—	—
Total Local Cost of Revenue	$12,494	$13,313	$9,801	$5,923	$7,962
Goods Cost of Revenue:
Third Party	$4,447	$5,981	$7,264	$11,501	$5,569
Direct	1,399	4,208	7,228	6,627	6,075
Total Goods Cost of Revenue	$5,846	$10,189	$14,492	$18,128	$11,644

	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013
Travel and Other Cost of Revenue:
Third Party and Other	$2,446	$2,536	$1,832	$1,067	$1,420
Direct	—	—	—	—	—
Total Travel and Other Cost of Revenue	$2,446	$2,536	$1,832	$1,067	$1,420
Total Cost of Revenue:
Third Party and Other Cost of Revenue	$19,387	$21,830	$18,897	$18,491	$14,951
Direct Cost of Revenue	1,399	4,208	7,228	6,627	6,075
Total Cost of Revenue	$20,786	$26,038	$26,125	$25,118	$21,026
% of Rest of World Total Revenue	22%	29%	30%	32%	29%

Gross Profit:
Local Gross Profit:
Third Party	$47,298	$41,319	$36,365	$39,162	$35,361
Direct	—	—	—	—	—
Total Local Gross Profit	$47,298	$41,319	$36,365	$39,162	$35,361
% of Rest of World Total Local Revenue	79.1%	75.6%	78.8%	86.9%	81.6%
% of Rest of World Total Local Gross Billings	31.0%	28.5%	28.2%	32.6%	30.8%
Goods Gross Profit
Third Party	$17,325	$15,680	$18,265	$6,561	$9,416
Direct	300	(2,158)	(648)	151	(450)
Total Goods Gross Profit	$17,625	$13,522	$17,617	$6,712	$8,966
% of Rest of World Total Goods Revenue	75.1%	57.0%	54.9%	27.0%	43.5%
% of Rest of World Total Goods Gross Billings	23.4%	17.7%	18.3%	8.6%	12.4%
Travel and Other Gross Profit:
Third Party and Other	$10,890	$8,783	$6,566	$7,058	$6,250
Direct	—	—	—	—	—
Total Travel and Other Gross Profit	$10,890	$8,783	$6,566	$7,058	$6,250
% of Rest of World Total Travel and Other Revenue	81.7%	77.6%	78.2%	86.9%	81.5%
% of Rest of World Total Travel and Other Gross Billings	22.5%	18.2%	14.9%	19.4%	19.3%
Total Gross Profit:
Third Party and Other	$75,513	$65,782	$61,196	$52,781	$51,027
Direct	300	(2,158)	(648)	151	(450)
Total Gross Profit	$75,813	$63,624	$60,548	$52,932	$50,577
% of Rest of World Total Revenue	78.5%	71.0%	69.9%	67.8%	70.6%
% of Rest of World Total Gross Billings	27.5%	23.6%	22.5%	22.6%	23.1%
Operating Loss Excl SBC, Acq-Related	$(3,289)	$(17,712)	$(12,105)	$(24,389)	$(14,173)
Year-over-year growth	(95)%	(62)%	(68)%	174%	(331)%
% of Consolidated Operating Income Excl SBC, Acq-Related	(5)%	(35)%	(88)%	(48)%	(24)%
Operating Margin Excl SBC, Acq-Related (% of Rest of World Total revenue)	(3.4)%	(19.8)%	(14.0)%	(31.2)%	(19.8)%
Year-over-year growth (bps)	9,391	4,222	3,848	(2,139)	(1,640)
Operating Loss TTM Excl SBC, Acq-Related	$(96,318)	$(67,914)	$(42,016)	$(57,495)	$(68,379)
Operating Margin TTM Excl SBC, Acq-Related (% of Rest of World Total TTM revenue)	(28.9)%	(19.5)%	(11.6)%	(16.4)%	(21.0)%
Year-over-year growth (bps) (7)	N/A	N/A	N/A	3,590	788

Consolidated Results of Operations
Gross Billings
Local Gross Billings:
Third Party	$835,661	$677,337	$799,153	$829,553	$805,508
Direct	288	6,450	—	—	693
Total Local Gross Billings	$835,949	$683,787	$799,153	$829,553	$806,201
Goods Gross Billings:
Third Party	$227,072	$236,972	$316,327	$230,030	$247,688
Direct	65,061	138,538	225,176	162,294	189,183
Total Goods Gross Billings	$292,133	$375,510	$541,503	$392,324	$436,871
Travel and Other Gross Billings:
Third Party and Other	$158,594	$158,959	$179,796	$185,892	$170,734
Direct	—	—	—	—	—
Total Travel and Other Gross Billings	$158,594	$158,959	$179,796	$185,892	$170,734
Total Gross Billings:
Third Party and Other	$1,221,327	$1,073,268	$1,295,276	$1,245,475	$1,223,930
Direct	65,349	144,988	225,176	162,294	189,876
Total Gross Billings	$1,286,676	$1,218,256	$1,520,452	$1,407,769	$1,413,806
Year-over-year growth	38%	5%	24%	4%	10%
Year-over-year growth, excluding FX	47%	11%	25%	5%	11%
Gross Billings (TTM)	$5,029,554	$5,090,600	$5,380,184	$5,433,153	$5,560,283
Year-over-year growth	128%	61%	35%	16%	11%

	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013
Revenue:
Local Revenue:
Third Party	$378,050	$299,177	$287,288	$327,393	$326,921
Direct	288	6,450	—	—	693
Total Local Revenue	$378,338	$305,627	$287,288	$327,393	$327,614
Goods Revenue:
Third Party	$78,251	$84,374	$86,579	$67,081	$52,574
Direct	65,062	138,538	225,175	162,294	189,183
Total Goods Revenue	$143,313	$222,912	$311,754	$229,375	$241,757
Travel and Other Revenue:
Third Party and Other	$46,684	$40,013	$39,260	$44,634	$39,376
Direct	—	—	—	—	—
Total Travel and Other Revenue	$46,684	$40,013	$39,260	$44,634	$39,376
Total Revenue:
Third Party and Other Revenue	$502,985	$423,564	$413,127	$439,108	$418,871
Direct Revenue	65,350	144,988	225,175	162,294	189,876
Total Revenue	$568,335	$568,552	$638,302	$601,402	$608,747
Year-over-year growth	45%	32%	30%	8%	7%
Year-over-year growth, excluding FX	53%	38%	31%	8%	8%
Total Consolidated Revenue TTM	$2,049,943	$2,188,334	$2,334,472	$2,376,591	$2,417,003
Year-over-year growth	118%	70%	45%	27%	18%

Cost of Revenue:
Local Cost of Revenue:
Third Party	$59,872	$36,905	$43,626	$46,030	$38,678
Direct	234	5,231	—	—	636
Total Local Cost of Revenue	$60,106	$42,136	$43,626	$46,030	$39,314
Goods Cost of Revenue:
Third Party	$10,473	$11,977	$14,493	$17,856	$10,796
Direct	57,918	122,382	218,567	152,377	167,910
Total Goods Cost of Revenue	$68,391	$134,359	$233,060	$170,233	$178,706
Travel and Other Cost of Revenue:
Third Party and Other	$6,687	$5,291	$5,786	$6,130	$6,033
Direct	—	—	—	—	—
Total Travel and Other Cost of Revenue	$6,687	$5,291	$5,786	$6,130	$6,033
Total Cost of Revenue:
Third Party and Other Cost of Revenue	$77,032	$54,173	$63,905	$70,016	$55,507
Direct Cost of Revenue	58,152	127,613	218,567	152,377	168,546
Total Cost of Revenue	$135,184	$181,786	$282,472	$222,393	$224,053
% of Total Consolidated Revenue	24%	32%	44%	37%	37%

Gross Profit:
Local Gross Profit:
Third Party	$318,178	$262,272	$243,662	$281,363	$288,243
Direct	54	1,219	—	—	57
Total Local Gross Profit	$318,232	$263,491	$243,662	$281,363	$288,300
% of Total Consolidated Local Revenue	84.1%	86.2%	84.8%	85.9%	88.0%
% of Total Consolidated Local Gross Billings	38.1%	38.5%	30.5%	33.9%	35.8%
Goods Gross Profit
Third Party	$67,778	$72,397	$72,086	$49,225	$41,778
Direct	7,144	16,156	6,608	9,917	21,273
Total Goods Gross Profit	$74,922	$88,553	$78,694	$59,142	$63,051
% of Total Consolidated Goods Revenue	52.3%	39.7%	25.2%	25.8%	26.1%
% of Total Consolidated Goods Gross Billings	25.6%	23.6%	14.5%	15.1%	14.4%
Travel and Other Gross Profit:
Third Party and Other	$39,997	$34,722	$33,474	$38,504	$33,343
Direct	—	—	—	—	—
Total Travel and Other Gross Profit	$39,997	$34,722	$33,474	$38,504	$33,343
% of Total Consolidated Travel and Other Revenue	85.7%	86.8%	85.3%	86.3%	84.7%
% of Total Consolidated Travel and Other Gross Billings	25.2%	21.8%	18.6%	20.7%	19.5%
Total Gross Profit:
Third Party and Other	$425,953	$369,391	$349,222	$369,092	$363,364
Direct	7,198	17,375	6,608	9,917	21,330
Total Gross Profit	$433,151	$386,766	$355,830	$379,009	$384,694
% of Total Consolidated Revenue	76.2%	68.0%	55.7%	63.0%	63.2%
% of Total Consolidated Gross Billings	33.7%	31.7%	23.4%	26.9%	27.2%

	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013

Operating Income Excl SBC, Acq-Related	$71,934	$50,488	$13,703	$51,153	$59,043
Year-over-year growth	N/A	N/A	(24)%	(24)%	(18)%
Operating Margin Excl SBC, Acq-Related (% of Total Consolidated revenue)	12.7%	8.9%	2.1%	8.5%	9.7%
Year-over-year growth (bps)	2,853	930	(150)	(360)	(300)
Operating Income TTM Excl SBC, Acq-Related	$155,784	$207,964	$203,715	$187,278	$174,387
Operating Margin TTM Excl SBC, Acq-Related (% of Total Consolidated TTM revenue)	7.6%	9.5%	8.7%	7.9%	7.2%
Year-over-year growth (bps)	4,229	3,320	1,770	680	(40)

Operating Income (Loss)	$46,485	$25,438	$(12,861)	$21,178	$27,412
Year-over-year growth	N/A	N/A	14%	(47)%	(41)%
Operating Margin (% of Total Consolidated revenue)	8.2%	4.5%	(2.0)%	3.5%	4.5%
Year-over-year growth (bps)	3,391	457	100	(360)	(370)
Operating Income TTM	$70,913	$96,590	$98,701	$80,240	$61,167
Operating Margin TTM (% of Total Consolidated TTM revenue)	3.5%	4.4%	4.2%	3.4%	2.5%
Year-over-year growth (bps)	6,824	4,740	1,870	750	(100)

Net Income (Loss) Attributable to Common Stockholders	$28,386	$(2,979)	$(81,089)	$(3,992)	$(7,574)
Weighted Average Basic Shares Outstanding	647,150	653,224	655,678	658,800	662,361
Weighted Average Diluted Shares Outstanding (6)	663,123	653,224	655,678	658,800	662,361
Net Earnings (Loss) per Share
Basic	$0.04	$(0.00)	$(0.12)	$(0.01)	$(0.01)
Diluted	$0.04	$(0.00)	$(0.12)	$(0.01)	$(0.01)

Groupon, Inc.
Supplemental Financial Information and Business Metrics (14)
(financial data in thousands, except per share data; active customers in millions)
(unaudited)

The following is a quarterly reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, "Net income (loss)" and a quarterly reconciliation of operating income, excluding stock-based compensation and acquisition-related benefit (expense), net, to the most comparable U.S. GAAP financial measure, “Operating income (loss)." (8)

	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013
Adjusted EBITDA	$84,744	$65,798	$29,668	$71,853	$80,511
Depreciation and amortization	(12,810)	(15,310)	(15,965)	(20,700)	(21,468)
Operating income, excluding stock-based compensation and acquisition-related benefit (expense), net	71,934	50,488	13,703	51,153	59,043
Stock-based compensation	(27,084)	(22,619)	(26,411)	(29,907)	(32,446)
Acquisition-related benefit (expense), net	1,635	(2,431)	(153)	(68)	815
Operating income (loss)	46,485	25,438	(12,861)	21,178	27,412
Non-operating items:
Loss on equity method investments	(3,428)	(138)	(1,231)	(19)	(14)
Other income (expense), net	57,367	617	(48,279)	(5,064)	(5,565)
Provision for income taxes	(66,875)	(26,857)	(17,676)	(19,337)	(27,384)
Net income (loss)	$33,549	$(940)	$(80,047)	$(3,242)	$(5,551)

The following is a trailing twelve months reconciliation of Operating income, excluding stock-based compensation and acquisition-related benefit (expense), net to the most comparable U.S. GAAP financial measure, “Operating income." (8)

	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013

Operating income, excluding stock-based compensation and acquisition-related benefit (expense), net TTM	$155,784	$207,964	$203,715	$187,278	$174,387
Stock-based compensation	(91,095)	(110,374)	(104,117)	(106,021)	(111,383)
Acquisition-related benefit (expense), net	6,224	(1,000)	(897)	(1,017)	(1,837)
Operating income TTM	$70,913	$96,590	$98,701	$80,240	$61,167

The following is a quarterly reconciliation of foreign exchange rate neutral Gross Billings growth from the comparable quarterly periods of the prior year to reported Gross Billings growth from the comparable quarterly periods of the prior year.(9)

	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013

EMEA Gross Billings growth, excluding FX	41%	(13)%	4%	(9)%	4%
FX Effect	(14)%	(8)%	(2)%	1%	—%
EMEA Gross Billings growth	27%	(21)%	2%	(8)%	4%

Rest of World Gross Billings growth, excluding FX	53%	15%	20%	(6)%	(16)%
FX Effect	(12)%	(9)%	(3)%	(5)%	(5)%
Rest of World Gross Billings growth	41%	6%	17%	(11)%	(21)%

Consolidated Gross Billings growth, excluding FX	47%	11%	25%	5%	11%
FX Effect	(9)%	(6)%	(1)%	(1)%	(1)%
Consolidated Gross Billings growth	38%	5%	24%	4%	10%

The following is a quarterly reconciliation of foreign exchange rate neutral Revenue growth from the comparable quarterly periods of the prior year to reported Revenue growth from the comparable quarterly periods of the prior year. (9)

	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013

EMEA Revenue growth, excluding FX	41%	6%	(25)%	(20)%	(25)%
FX Effect	(14)%	(10)%	(2)%	—%	1%
EMEA Revenue growth	27%	(4)%	(27)%	(20)%	(24)%

Rest of World Revenue growth, excluding FX	52%	30%	23%	(8)%	(21)%
FX Effect	(12)%	(10)%	(3)%	(6)%	(5)%
Rest of World Revenue growth	40%	20%	20%	(14)%	(26)%

Consolidated Revenue growth, excluding FX	53%	38%	31%	8%	8%
FX Effect	(8)%	(6)%	(1)%	—%	(1)%
Consolidated Revenue growth	45%	32%	30%	8%	7%

Groupon, Inc.
Supplemental Financial Information and Business Metrics (14)
(financial data in thousands, except per share data; active customers in millions)
(unaudited)

The following is a reconciliation of free cash flow to the most comparable U.S. GAAP financial measure, "Net cash provided by operating activities."

	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013

Net cash provided by operating activities	$75,315	$42,088	$65,717	$8,760	$43,302
Purchases of property and equipment and capitalized software	(26,709)	(16,010)	(40,034)	(14,468)	(14,042)
Free cash flow(10)	$48,606	$26,078	$25,683	$(5,708)	$29,260

Net cash provided by operating activities (TTM)	$392,517	$370,194	$266,834	$191,880	$159,867
Purchases of property and equipment and capitalized software (TTM)	(62,401)	(69,788)	(95,836)	(97,221)	(84,554)
Free cash flow (TTM)	$330,116	$300,406	$170,998	$94,659	$75,313

Net cash used in investing activities	$(60,153)	$(35,629)	$(52,753)	$(30,679)	$(15,862)
Net cash provided by (used in) financing activities	$24,158	$2,707	$(6,495)	$(9,342)	$(7,941)

Net cash used in investing activities (TTM)	$(184,552)	$(177,133)	$(194,979)	$(179,214)	$(134,923)
Net cash provided by (used in) financing activities (TTM)	$771,404	$765,503	$12,095	$11,028	$(21,071)

Other Metrics:
Active Customers (11)
North America	15.1	16.0	17.2	18.2	19.1
EMEA	14.2	14.4	14.3	14.0	13.9
Rest of World	8.7	9.1	9.5	9.5	9.6
Total Active Customers	38.0	39.5	41.0	41.7	42.6

TTM Gross Billings / Average Active Customer(12)
North America	$151	$148	$152	$151	$156
EMEA	$189	$160	$146	$137	$135
Rest of World	$152	$133	$126	$116	$108
Consolidated	$165	$149	$144	$138	$138

Headcount
Sales(13)	5,587	5,087	4,677	4,566	4,679
% North America	20%	24%	25%	28%	26%
% EMEA	45%	43%	42%	38%	39%
% Rest of World	35%	33%	33%	34%	35%
Other	7,233	6,779	6,717	6,433	6,306
Total Headcount	12,820	11,866	11,394	10,999	10,985

(1)	Represents the total dollar value of customer purchases of goods and services, excluding any applicable taxes and net of estimated refunds. Includes direct billings and third party and other billings.

(2)	Local represents deals from local merchants, deals with national merchants, and deals through local events (i.e., GrouponLive deals).

(3)
Third party revenue is related to sales for which the Company acts as a marketing agent for the merchant. This revenue is recorded on a net basis. Direct revenue is primarily related to the sale of products for which the Company is the merchant of record. These revenues are accounted for on a gross basis, with the cost of inventory included in cost of revenue.

(4)
Cost of revenue is comprised of direct and certain indirect costs incurred to generate revenue. Direct cost of revenue includes the cost of inventory, shipping and fulfillment costs and inventory markdowns. Third party cost of revenue includes estimated refunds for which the merchant's share is not recoverable. Other costs incurred to generate revenue are allocated to cost of third party and other revenue and direct revenue for each of our categories (Local, Goods, and Travel and Other) in proportion to relative gross billings during the period.

(5)	Represents the change in financial measures that would have resulted had average exchange rates in the reporting period been the same as those in effect in the prior year period.

(6)
The weighted-average diluted shares outstanding is calculated using the weighted-average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options and vesting of restricted stock units and restricted shares, as calculated using the treasury stock method.

(7)
International operating margin information broken out between EMEA and Rest of World is not readily available for quarterly periods during the year ended December 31, 2010. Therefore, the Company is presenting year-over-year basis point (bps) growth for operating margin TTM excluding stock-based compensation and acquisition-related expense (benefit), net beginning in the first quarter of 2013.

(8)
Adjusted EBITDA and Operating income excluding stock-based compensation and acquisition-related benefit (expense), net are non-GAAP financial measures. The Company reconciles Adjusted EBITDA to the most comparable U.S. GAAP financial measure, “Net income (loss)” for the periods presented, and the Company reconciles Operating income excluding stock-based compensation and acquisition-related benefit (expense), net to the most comparable U.S. GAAP financial measure, "Operating income (loss)," for the periods presented.

(9)
Foreign Exchange Rate neutral operating results are non-GAAP financial measures. The Company reconciles "foreign exchange rate neutral Gross Billings growth" and "foreign exchange rate neutral Revenue growth" to year-over-year growth rates for the most comparable U.S. GAAP financial measures, "Gross Billings" and "Revenue," respectively, for the periods presented.

(10)
Free cash flow is a non-GAAP financial measure. The Company reconciles this measure to the most comparable U.S. GAAP financial measure, ''Net cash provided by operating activities,” for the periods presented.

(11)	Reflects the total number of unique user accounts who have purchased a Groupon during the trailing twelve months.

(12)	Reflects the total gross billings generated in the trailing twelve months per average active customer over that period.

(13)	Includes inside and outside merchant sales representatives, as well as sales support.

(14)	The definition, methodology and appropriateness of each of our supplemental metrics is reviewed periodically. As a result, metrics are subject to removal and/or change.